UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2011

SOONER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Oklahoma (State or Other Jurisdiction of Incorporation)	000-18344 (Commission File Number)	73-1275261 (IRS Employer Identification No.)

Long Shan Development Area Han Jiang Town, ShiShi City Fujian, PRC (Address of Principal Executive Offices)	N/A (Zip Code)

86-13505080536
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

(b)           On October 4, 2011, the Company’s independent registered public accounting firm Burr Pilger Mayer, Inc. (the “Independent Accountant”) informed the Company’s Board of Directors, which serves as the Audit Committee, that the previously issued financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011 (“Form 10-Q”) should not be relied upon because of an error in calculating the weighted average common stock outstanding on a basic and diluted basis for the three month periods ended March 31, 2011 and 2010, respectively, which affected the calculation of the basic and diluted earnings per share.

The Company’s condensed consolidated interim financial statements for the period ending March 31, 2011 included in the original Form 10-Q and filed with the Commission on May 16, 2011, were prepared reflecting the inclusion of the effect of a reverse stock split and the conversion of Series A preferred stock in the weighted average shares outstanding component of the earnings per share computation.

The effects of the restatement on the condensed consolidated statements of operations for the three month periods ended March 31, 2011 and 2010, respectively, are summarized in the following table:

	Three months ended March 31, 2011			Three months ended March 31, 2010
	Previously			Previously
	Reported	Adjustments	Restated	Reported	Adjustments	Restated
Net income per share ‐basic and diluted	$0.05	$0.02	$0.07	$0.03	$0.02	$0.05
Shares used in computing net income per share ‐basic and diluted	20,000,000	(6,102,050)	13,897,950	20,000,000	(7,311,984)	12,688,016

The members of the Board of Directors and executive officers of the Company have discussed the matters disclosed herein with the Independent Accountant.

Concurrent with the filing of this Form 8-K, the Company has filed amendment number 2 to Form 10-Q to restate the financial statements previously included therein.

(c)           The Company has provided a copy of this disclosure to its Independent Accountant, and the Independent Accountant has provided its response which is filed as Exhibit 7.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

7.1           Correspondence from Burr Pilger Mayer, Inc. regarding non-reliance on a previously completed interim review.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sooner Holdings, Inc. an Oklahoma Corporation

Dated: October 7, 2011	/s/ Ang Kang Han President